                          INDEPENDENT AUDITOR'S CONSENT


         We have issued our report dated March 25, 1999 accompanying the consolidated financial statements of ConMat Technologies, Inc. for the years ended January 2, 1999 and January 3, 1998 which are included in this Registration Statement. We consent to the inclusion in the Registration Statement of the aforementioned report and to the use of our name, as it appears under the caption "Experts".


                                                          /s/ Grant Thornton LLP



Philadelphia, Pennsylvania
November 24, 1999